                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20049

                                   FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of report (date of earliest event reported): March 18, 1998

                                 PHARMERICA INC.
             (Exact name of registrant as specified in its charter)

        Delaware                             0-20606                       11-2310352
-------------------------------     -------------------------    ----------------------------
(State or other jurisdiction of     (Commissions File Number)    (IRS Employer Identification
      incorporation)                                                         Number)

                   3611 Queen Palm Drive, Tampa Florida 33619
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (813) 626-7788
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


--------------------------------------------------------------------------------
          (former name or former address if changed since last report)

ITEM 5. OTHER EVENTS

     The registrant reports the following selected financial information that it deems of importance to its security holders:

          a.     Balance Sheets as of December 31, 1996 and 1997.

          b. Statements of Income for the years ended December 31, 1995, 1996 and 1997.

          c. Statements of Stockholders' Equity for the years ended December 31, 1995, 1996 and 1997.

          d. Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997.

          e. Unaudited pro forma financial statements as of and for the year ended December 31, 1997, reflecting the merger involving Capstone Pharmacy Services and Pharmacy Corporation of America.

                       PHARMERICA, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1996 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                1996           1997
                                                              --------      ----------
                                        ASSETS
Current Assets:
  Cash and cash equivalents.................................  $  7,575      $   34,215
  Accounts receivable, net of allowance for doubtful
     accounts of $13,890 and $22,096........................    94,461         205,225
  Inventories...............................................    22,025          51,766
  Prepaid expenses and other current assets.................       335           6,307
  Deferred tax asset........................................        --          35,360
                                                              --------      ----------
          Total current assets..............................   124,396         332,873
Equipment and leasehold improvements, net...................    36,784          46,599
Goodwill, net of accumulated amortization of $17,865 and
  $26,653...................................................   276,430         723,954
Other assets, net...........................................     3,966          10,822
                                                              --------      ----------
          Total assets......................................  $441,576      $1,114,248
                                                              ========      ==========

                         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued expenses.....................  $ 31,294      $  109,483
  Current portion of long-term debt.........................       968           7,533
  Accrued restructuring charges.............................        --          14,269
                                                              --------      ----------
          Total current liabilities.........................    32,262         131,285
Deferred income taxes.......................................     3,980          21,216
Long-term debt, net of current portion......................     1,334         427,889
Due to former parent........................................   312,395              --
Accrued restructuring charges, net of current portion.......        --           4,980
                                                              --------      ----------
          Total liabilities.................................   349,971         585,370
                                                              --------      ----------
Commitments and Contingencies

Stockholders' Equity
  Common stock, $0.01 par value; 1,000 shares authorized at
     December 31, 1996; and 300,000,000 shares authorized at
     December 31, 1997; and 1,000 shares issued and
     outstanding as of December 31, 1996 and 87,930,184
     shares issued and 87,591,722 shares outstanding as of
     December 31, 1997......................................         1             876
  Preferred stock, $.01 par value; and 0 shares authorized
     at December 31, 1996; 500,000 shares authorized at
     December 31, 1997; 0 shares issued and outstanding as
     of December 31, 1996 and 1997..........................        --              --
  Additional paid-in capital................................     3,866         413,567
  Retained earnings.........................................    87,738         114,435
                                                              --------      ----------
          Total stockholders' equity........................    91,605         528,878
                                                              --------      ----------
          Total liabilities and stockholders' equity........  $441,576      $1,114,248
                                                              ========      ==========

                       PHARMERICA, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                                1995         1996         1997
                                                             ----------   ----------   ----------
Net sales..................................................  $  451,685   $  516,400   $  652,179
Cost of sales..............................................     242,761      280,468      355,577
                                                             ----------   ----------   ----------
  Gross profit.............................................     208,924      235,932      296,602
                                                             ----------   ----------   ----------
Operating expenses:
  Selling, general and administrative expenses.............     175,599      184,585      216,087
  Depreciation and amortization............................      13,219       16,392       21,408
  Restructuring charges....................................          --           --        5,780
  Impairment of long-lived assets..........................       9,543           --        5,155
                                                             ----------   ----------   ----------
          Total operating expenses.........................     198,361      200,977      248,430
                                                             ----------   ----------   ----------
          Operating income.................................      10,563       34,955       48,172
Interest expense, net......................................          --           --        2,483
                                                             ----------   ----------   ----------
          Income before provision for income taxes.........      10,563       34,955       45,689
Provision for income taxes.................................       5,977       14,668       18,992
                                                             ----------   ----------   ----------
          Net income.......................................  $    4,586   $   20,287   $   26,697
                                                             ==========   ==========   ==========
Pro forma earnings per common share........................                            $     0.50
                                                                                       ==========
Shares used in computing pro forma earnings per common
  share....................................................                                52,896
                                                                                       ==========

                       PHARMERICA, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                         COMMON STOCK
                                                        ---------------     ADDITIONAL      RETAINED
                                                        SHARES   AMOUNT   PAID-IN CAPITAL   EARNINGS
                                                        ------   ------   ---------------   --------
Balance at January 1, 1995............................       1    $  1       $  3,866       $ 62,865
Net income............................................      --      --             --          4,586
                                                        ------    ----       --------       --------
Balance at December 31, 1995..........................       1       1          3,866         67,451
Net income............................................      --      --             --         20,287
                                                        ------    ----       --------       --------
Balance at December 31, 1996..........................       1       1          3,866         87,738
Recapitalization in connection with the acquisition of
  Capstone Pharmacy Services, Inc.....................  49,999     499           (499)            --
Capital contribution from Beverly Enterprises,
  Inc. ...............................................      --      --         15,076             --
Issuance of common stock:
  Stock issued in connection with acquisition of
     Capstone Pharmacy Services, Inc. ................  34,980     350        377,150             --
  Stock issued in connection with acquisition of
     Resident Care Pharmacy, Inc. ....................     811       8          9,092             --
  Stock issued in connection with exercise of
     warrants.........................................   1,800      18          8,882             --
Net income............................................      --      --             --         26,697
                                                        ------    ----       --------       --------
Balance at December 31, 1997..........................  87,591    $876       $413,567       $114,435
                                                        ======    ====       ========       ========

                       PHARMERICA, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1995        1996       1997
                                                              ---------   --------   --------
Cash Flows from Operating Activities:
  Net income................................................  $   4,586   $ 20,287   $ 26,697
  Adjustments to reconcile net income to net cash flows from operating activities:
     Depreciation and amortization..........................     13,219     16,392     21,408
     Restructuring charges..................................         --         --      5,780
     Impairment of long-lived assets........................      9,543         --      5,155
     Gain on dispositions of assets.........................         --       (250)        --
     Deferred income taxes (benefit)........................       (909)     4,159     (4,879)
     Changes in operating assets and liabilities, net of
       acquisitions and dispositions:
       Accounts receivable..................................     (4,810)    (7,974)   (30,471)
       Inventories..........................................      2,282      3,510    (10,581)
       Prepaid expenses and other current assets............        614        (44)     5,419
       Accounts payable and accrued expenses................     (2,836)    (7,498)    14,202
       Accrued restructuring charges........................         --         --       (273)
                                                              ---------   --------   --------
          Total adjustments.................................     17,103      8,295      5,760
                                                              ---------   --------   --------
Net cash flows from operating activities....................     21,689     28,582     32,457
                                                              ---------   --------   --------
Cash Flows from Investing Activities:
  Payments for acquisitions, net of cash acquired...........     (2,151)   (10,835)   (19,178)
  Proceeds from dispositions................................         --      2,152         --
  Purchases of property and equipment.......................    (13,098)    (9,616)   (15,600)
  Other, net................................................      1,852        329     (4,299)
                                                              ---------   --------   --------
Net cash flows from investing activities....................    (13,397)   (17,970)   (39,077)
                                                              ---------   --------   --------
Cash Flows from Financing Activities:
  Advances (to) from former Parent, net.....................     (9,716)    (5,064)  (275,000)
  Proceeds from exercise of warrants........................         --         --      8,900
  Proceeds from issuance of long-term obligations...........        143         --    424,524
  Repayments of long-term obligations.......................       (877)    (1,288)  (125,164)
                                                              ---------   --------   --------
Net cash flows from financing activities....................    (10,450)    (6,352)    33,260
                                                              ---------   --------   --------
Net (decrease) increase in cash and cash equivalents........     (2,158)     4,260     26,640
Cash and cash equivalents, beginning of year................      5,473      3,315      7,575
                                                              ---------   --------   --------
Cash and cash equivalents, end of year......................  $   3,315   $  7,575   $ 34,215
                                                              =========   ========   ========
Supplemental Schedule of Cash Flow Information:
  Cash paid during the year for:
     Interest...............................................  $      35   $     11   $  2,716
                                                              =========   ========   ========
     Taxes..................................................  $      --   $     --   $  6,792
                                                              =========   ========   ========

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma combining statements of income give effect to the merger involving Capstone Pharmacy Services, Inc. and Pharmacy Corporation of America (the "Merger"), a proposed private offering of $300 million of senior subordinated notes (the "Offering") and all acquisitions other than certain insignificant acquisitions as though they occurred on January 1, 1997. This pro forma information has been prepared utilizing the audited historical consolidated financial statements of PharMerica for the year ended December 31, 1997, and the unaudited historical consolidated financial statements of Capstone for the eleven months ended December 31, 1997. The Merger was accounted for under the purchase method of accounting and was treated as a reverse merger/acquisition of Capstone by PCA for accounting and financial reporting purposes. Therefore, this pro forma information reflects the adjustment of Capstone's assets and liabilities to their fair values in accordance with the purchase method of accounting. As a result of this treatment, the historical financial statements of PharMerica are those of PCA rather than those of Capstone. This information should be read in conjunction with the historical consolidated financial statements and notes thereto that appear elsewhere herein. The pro forma financial data are provided for comparative purposes only and are not necessarily indicative of the results which would have occurred had the Merger, the Offering and the described acquisitions been consummated on January 1, 1997, nor are they necessarily indicative of future results.

                    UNAUDITED PRO FORMA STATEMENTS OF INCOME

                                                         YEAR ENDED DECEMBER 31, 1997
                                    -----------------------------------------------------------------------
                                                                ACQUISITION       PRO FORMA
                                    PHARMERICA   CAPSTONE(1)   ADJUSTMENTS(2)   ADJUSTMENTS(3)     TOTAL
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

Net sales.........................   $652,179     $284,407        $82,763               --       $1,019,349
Cost of sales.....................    355,577      160,081         53,938               --          569,596
                                     --------     --------        -------          -------       ----------
Gross profit......................    296,602      124,326         28,825               --          449,753
                                     --------     --------        -------          -------       ----------
Operating expenses:
  Selling, general and
     administrative...............    216,087       91,869         18,784           (3,200)(4)      323,540
  Depreciation and amortization...     21,408        9,094          2,799            3,300 (5)       36,601
  Restructuring costs.............      5,780           --             --           (5,780)(6)           --
  Merger related costs............         --        5,061             --           (5,061)(6)           --
  Impairment of long-lived
     assets.......................      5,155           --             --           (5,155)(6)           --
                                     --------     --------        -------          -------       ----------
     Total operating expenses.....    248,430      106,024         21,583          (15,896)         360,141
                                     --------     --------        -------          -------       ----------
Income from operations............     48,172       18,302          7,242           15,896           89,612
Interest expense, net.............      2,483        6,136          5,092           22,385 (7)       36,096
                                     --------     --------        -------          -------       ----------
Income before provision for income
  taxes...........................     45,689       12,166          2,150           (6,489)          53,516
Provision for income taxes........     18,992        5,415             --             (415)(8)       23,992
                                     --------     --------        -------          -------       ----------
Net income........................   $ 26,697     $  6,751        $ 2,150          $(6,074)      $   29,524
                                     ========     ========        =======          =======       ==========
EBITDA............................                                                               $  126,213(9)
Ratio of EBITDA to interest
  expense, net....................                                                                      3.5x

               NOTES TO UNAUDITED PRO FORMA STATEMENTS OF INCOME

 (1) Represents Capstone's actual results of operations for the eleven months ended November 30, 1997. The remaining month of Capstone's actual results is included as part of PharMerica's year end results.

 (2) Represents the pro forma effects of all material acquisitions made by Capstone and PCA, other than certain insignificant acquisitions, since January 1, 1997 as though they occurred on January 1, 1997. The financial statements underlying a significant number of these acquisitions were not audited or reviewed by independent public accountants, and, therefore, the information included herein is generally based on internally prepared financial statements by the selling entity. The pro forma results do not reflect any anticipated operating efficiencies or synergies and are not necessarily indicative of actual results which might have occurred had the operations and management teams of the Company and the acquired companies been combined in prior years.

 (3) Represents the pro forma effects of the Merger and the Offering as though they occurred on January 1, 1997.

 (4) Represents the elimination of management fees paid by the Company to Beverly which will not continue post-Merger.

 (5) Represents amortization associated with the excess of purchase price over the estimated fair value of net assets acquired in the Merger calculated on a straight line basis over 40 years.

 (6) Represents elimination of Merger costs recognized in the operations of Capstone during the period through the date of Merger and restructuring charges and impairments of long-lived assets directly related to the Merger recognized in the operations of the Company during the year ended December 31, 1997.

 (7) Represents interest expense on $275.0 million of borrowings under the Bank Credit Facility used to partially repay PCA's intercompany balance to Beverly at an effective interest rate of 6.5% plus the incremental interest expense incurred as a result of the Offering (and use of the proceeds thereof) at an assumed rate of 8.5%. If the interest rate on the notes related to the Offering were to increase by 1/2%, pro forma interest expense would increase by approximately $1.5 million for both of the years ended December 31, 1996 and December 31, 1997.

 (8) Represents the tax effect on the acquisition and pro forma adjustments, using an incremental tax rate of 40%, after affecting for permanent differences.

 (9) EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization and non-recurring charges. The EBITDA calculation does not include any anticipated synergies from the Merger. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flows as a measure of liquidity.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    PHARMERICA, INC.




                    By: /s/ James D. Shelton
                    -------------------------------
                    Executive Vice President and Chief Financial
                    Officer

Date: March 18, 1998